UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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First Financial Bancorp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING
PROXY STATEMENT
VOTING SECURITIES
PRINCIPAL SHAREHOLDERS
SHAREHOLDINGS OF DIRECTORS, EXECUTIVE OFFICERS
ELECTION OF DIRECTORS
MEETINGS OF THE BOARD OF DIRECTORS
COMMUNICATING WITH THE BOARD OF DIRECTORS
AUDIT COMMITTEE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FEES
PROPOSAL TO APPROVE AN AMENDMENT TO THE FIRST FINANCIAL BANCORP
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
PERFORMANCE GRAPH
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE
TRANSACTIONS WITH RELATED PARTIES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS
ANNUAL REPORT

FIRST FINANCIAL BANCORP.

300 High Street
P.O. Box 476
Hamilton, Ohio 45012-0476

NOTICE OF ANNUAL MEETING
OF
SHAREHOLDERS

To Be Held April 26, 2005

Hamilton, Ohio
March 22, 2005

To the Shareholders:

     The Annual Meeting of Shareholders of First Financial Bancorp. (the “Corporation”) will be held at the Fitton Center for Creative Arts, 101 South Monument Avenue, Hamilton, Ohio 45011, on April 26, 2005, at 10:00 A.M., local time, for the following purposes:

1.	To elect the following three nominees as directors with terms expiring in 2008 (Class I): Claude E. Davis, Steven C. Posey, and Susan L. Purkrabek-Knust.

2.	To approve an amendment to the 1999 Stock Option Plan for Non-Employee Directors and ratify certain grants previously made pursuant to the plan.

3.	To consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

     Shareholders of record of the Corporation at the close of business on March 1, 2005, are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Each shareholder is entitled to one vote for each common share held regarding each matter properly brought before the Annual Meeting.

By Order of the Board of Directors,

/s/ Janie McCauley

Janie McCauley, Associate General Counsel
and Secretary

EVERY SHAREHOLDER’S VOTE IS IMPORTANT. IF YOU ARE UNABLE TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE AND RETURN PROMPTLY THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED. A STAMPED, ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE .

FIRST FINANCIAL BANCORP.
300 High Street
P.O. Box 476
Hamilton, Ohio 45012-0476

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
Approximate Date to Mail — March 22, 2005

     On behalf of the Board of Directors of First Financial Bancorp. (the “Corporation”), a Proxy is solicited from you to be used at the Corporation’s Annual Meeting of Shareholders (“Annual Meeting”) scheduled for April 26, 2005, at 10:00 A.M., local time, to be held at the Fitton Center for Creative Arts, 101 South Monument Avenue, Hamilton, Ohio 45011.

     Proxies in the form enclosed herewith are being solicited on behalf of the Corporation’s Board of Directors. Proxies which are properly executed and returned will be voted at the Annual Meeting as directed. Proxies properly executed and returned which indicate no direction will be voted in favor of the proposals set forth in the Notice of Annual Meeting attached hereto and more fully described in this Proxy Statement. Proxies indicating an abstention from voting on any matter will be tabulated as a vote withheld on such matter and will be included in computing the number of common shares present for purposes of determining the presence of a quorum for the Annual Meeting. If a broker indicates on the form of Proxy that it does not have discretionary authority as to certain common shares to vote on a particular matter, those common shares will be considered as present for the purpose of determining the presence of a quorum but not entitled to vote with respect to that matter. Any shareholder giving the enclosed Proxy has the power to revoke the same prior to its exercise by filing with the Secretary of the Corporation a written revocation or a duly executed Proxy bearing a later date or by giving notice of revocation in open meeting.

VOTING SECURITIES

     As of March 1, 2005, the record date fixed for the determination of shareholders entitled to vote at the Annual Meeting, there were 43,575,812 common shares outstanding, which is the only outstanding class of capital stock of the Corporation. Each such share is entitled to one vote on each matter properly coming before the Annual Meeting.

PRINCIPAL SHAREHOLDERS

     The table below identifies all persons known to the Corporation to own beneficially more than 5% of the Corporation’s outstanding common shares.

Name and Address	Amount and Nature of Beneficial	Percentage
of Beneficial Owner	Ownership of Common Shares	of Class
First Financial Bank, National Association (1) 300 High Street Hamilton, Ohio 45012-0476	8,292,444	19.03%

Cincinnati Financial Corporation (2) 6200 South Gilmore Road Cincinnati, Ohio 45214	2,556,230	5.87%

(1)	These shares are held by First Financial Bank, National Association (“First Financial Bank”) and other subsidiary banks (collectively, the “Trustees”) in their fiduciary capacity under various agreements. The Trustees have advised the Corporation that they have sole voting power for 8,253,351 shares, shared voting power for 199 shares, sole investment power for 3,326,861 shares and shared investment power for 4,583,684 shares. Included in the foregoing shares are 506,775 common shares that are beneficially owned by certain directors and executive officers and are reported in the following table showing shareholdings of directors, executive officers, and nominees for director.

(2)	Cincinnati Financial Corporation reports that it has sole voting power for 2,465,644 shares, shared voting for 90,586 shares, sole investment power for 2,465,644 shares and shared investment power for 90,586 shares.

SHAREHOLDINGS OF DIRECTORS, EXECUTIVE OFFICERS
AND NOMINEES FOR DIRECTOR

     As of March 1, 2005, the directors of the Corporation, including the three nominees for election as directors, the executive officers of the Corporation named in the Summary Compensation Table who are not also directors, and all executive officers and directors of the Corporation as a group beneficially owned common shares of the Corporation as set forth below.

	Amount and Nature of Beneficial		Percentage
Name	Ownership of Common Shares (1)		of Class (8)
Donald M. Cisle	504,067	(2)	1.16%
Claude E. Davis	40,000
Corinne R. Finnerty	47,597	(3)
Carl R. Fiora	44,603	(4)
James C. Garland	27,267
Murph Knapke	23,031
Bruce E. Leep	339,465	(5)
Stephen S. Marcum	141,979	(6)
Barry S. Porter	43,303
Steven C. Posey	75,317
Susan L. Purkrabek-Knust	1,875	(7)
C. Douglas Lefferson	90,367
C. Thomas Murrell, III	47,944
Mark W. Immelt	142,172
Rex A. Hockemeyer	60,083
All executive officers, directors and nominees as a group (17 persons)	1,671,257		3.84%

(1)	Includes shares subject to outstanding options which are exercisable by such individuals within 60 days as follows: Mr. Cisle 29,716 shares, Mr. Davis 0 shares, Ms. Finnerty 23,521 shares, Mr. Fiora 17,326 shares, Mr. Garland 17,326 shares, Mr. Knapke 17,326 shares, Mr. Leep 25,989 shares, Mr. Marcum 23,521 shares, Mr. Porter 23,521 shares, Mr. Posey 23,521 shares, Ms. Purkrabek-Knust 0 shares, Mr. Lefferson 53,710 shares, Mr. Murrell 30,000 shares, Mr. Immelt 98,481 shares, Mr. Hockemeyer 38,261 shares, and all executive officers, directors and nominees as a group 452,741 shares.

(2)	Of these shares, 458,850 are owned by Seward-Murphy Inc. Of the shares owned by Seward-Murphy Inc., Mr. Cisle has sole voting and investment power for 213,203 shares and shared voting power for 245,297 shares. Mr. Cisle shares voting and investment power for 704 shares held either jointly with his wife or solely in his wife’s name.

(3)	Ms. Finnerty shares voting and investment power for 20,086 of these shares which are held jointly with her husband.

(4)	Of these shares, 3,017 are held solely in the name of Mr. Fiora’s wife.

(5)	Of these shares, 151,103 are held solely in the name of Mr. Leep’s wife.

(6)	Of these, 12,654 shares are owned by Mr. Marcum’s wife, 40,827 shares are owned by their children and 36,894 shares are owned by Mr. Marcum as a trustee of a private foundation, for all of which he disclaims beneficial ownership.

(7)	Ms. Purkrabek-Knust shares voting and investment power for 1,298 of these shares which are held by K.P. Properties of Ohio LLC, of which Ms. Purkrabek-Knust and her husband are the only two members.

(8)	Percentages of class are listed only for those owning one (1%) percent or more.

ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

     The Board of Directors has approved the nomination of three persons as candidates for Class I Directors, each for a three-year term. Carl R. Fiora, a director of the Corporation since 1987, is not standing for re-election pursuant to the Corporation’s policy that directors are not eligible for re-election after attaining age 70. Stephen S. Marcum, a director of the Corporation since 1996, has declined to stand for re-election. The terms of the remaining directors in Classes II and III will continue as indicated below. It is intended that the accompanying Proxy will be voted for the election of Claude E. Davis and Steven C. Posey, both incumbent directors, and Susan L. Purkrabek-Knust. Ms. Purkrabek-Knust was recommended as a nominee to the Corporate Governance and Nominating Committee by a non-management director. The Corporate Governance and Nominating Committee recommended all three nominees to the Board of Directors, which approved the three nominees. In the event that any one or more of such nominees becomes unavailable or unable to serve as a candidate, the accompanying Proxy will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board. The three nominees for Class I Directors receiving the most votes at the Annual Meeting will be elected as Class I Directors.

	Position with Corporation and/or Principal	Director
Name and Age (1)	Occupation or Employment For the Last Five Years	Since
Nominees – Class I Directors – Term Expiring in 2008:

Claude E. Davis, 44	President and Chief Executive Officer of the Corporation since October 1, 2004; Director and Chairman of the Board of First Financial Bank, Hamilton, Ohio; Director of Community First Bank & Trust, Celina, Ohio, and Sand Ridge Bank, Schererville, Indiana; Senior Vice President, Irwin Financial Corporation and Chairman of Irwin Union Bank and Trust, Columbus, Indiana, from May 2003 until September 2004; President, Irwin Union Bank and Trust, from 1996 until May 2003.	2004

Steven C. Posey, 54	President of Posey Management Corp. DBA McDonald’s; President of Posey Property Company; Director of First Financial Bank, Hamilton, Ohio.	1997

Susan L. Purkrabek-Knust, 51	Managing Partner of K.P. Properties of Ohio LLC (industrial real estate); Managing Partner of Omega Warehouse Services LLC (public warehousing); former President of Precision Packaging and Services, Inc; Director of Middletown Regional Health System, Middletown, Ohio; Director of First Financial Bank, Hamilton, Ohio.

	Position with Corporation and/or Principal	Director
Name and Age (1)	Occupation or Employment For the Last Five Years	Since
Class II Directors – Term Expiring in 2006:

James C. Garland, 62	President of Miami University, Oxford, Ohio; President of RAZR Technology (a consulting business); Director of First Financial Bank, Hamilton, Ohio.	1996

Murph Knapke, 57	Partner of Knapke Law Office, Celina, Ohio; Director of Community First Bank & Trust, Celina, Ohio.	1983

Barry S. Porter, 67	Retired Chief Financial Officer/Treasurer of Ohio Casualty Corporation (insurance holding company) and its affiliated companies; Director of First Financial Bank, Hamilton, Ohio.	1988

Class III Directors – Term Expiring in 2007:

Donald M. Cisle, 50	President of Don S. Cisle Contractor, Inc. (construction contractor); Director of First Financial Bank, Hamilton, Ohio.	1996

Corinne R. Finnerty, 48	Partner in law firm of McConnell & Finnerty, North Vernon, Indiana (trial attorney); Director of Heritage Community Bank, Columbus, Indiana.	1998

Bruce E. Leep, 68	Chairman of the Board of the Corporation; Chairman of Sand Ridge Bank, Schererville, Indiana; retired Chief Executive Officer of Sand Ridge Bank; Interim President and Chief Executive Officer of the Corporation, from October 2003 until September 2004; Assistant Professor of English, Trinity Christian College, Palos Heights, Illinois.	1999

(1)	Ages are listed as of December 31, 2004.

MEETINGS OF THE BOARD OF DIRECTORS
AND COMMITTEES OF THE BOARD

     During the last fiscal year, the Board of Directors held twelve regularly scheduled meetings and eight special meetings. All of the incumbent directors attended 75% or more of those meetings and the meetings held by all board committees on which they served, during the periods that they served as directors.

     The Board of Directors believes that it is important for directors to participate in scheduled board and committee meetings and to attend the Annual Meeting. It is the policy of the Board of Directors that directors who participate in fewer than 75% of scheduled board and committee meetings, or who do not attend the Annual Meeting, unless excused by the Board of Directors, are subject to not being re-nominated to the Board of Directors. All of the Corporation’s nine directors in office at the time attended the 2004 Annual Meeting.

     At the beginning of 2004, the annual retainer fee for directors was $10,000. The annual retainer fee was increased to $15,000, effective February 24, 2004. Pursuant to the Corporation’s Director Fee Stock Plan, directors may elect to have all or any part of the annual retainer fee paid in the Corporation’s common shares. The Chairman of the Board of the Corporation receives $30,000 annually for serving in that capacity, and, effective, February 24, 2005, each committee chair receives an annual retainer of $1,000. In addition to the retainer fees, the directors receive fees for board and committee meeting attendance. At the beginning of 2004, the attendance fees were as follows: $500 for each board meeting attended in person, $300 for each board meeting attended via teleconference, $300 for each committee meeting attended in person, and $200 for each committee meeting attended via teleconference. Effective February 24, 2004, the attendance fees were increased as follows: $750 for each board meeting whether attended in person or via teleconference, and $500 for each committee meeting whether attended in person or via teleconference. Directors who are also employees of the Corporation do not receive fees for serving on the Board of Directors. The Corporation pays taxes imposed on directors’ fees by the City of Hamilton, Ohio. Pursuant to the First Financial Bancorp. 1999 Stock Option Plan for Non-Employee Directors, each non-employee director receives in the year in which he or she is elected initially or re-elected to the Board of Directors an option to purchase 8,663 common shares. The exercise price for each option granted is 100% of the fair market value on the date of grant.

Independent Directors

     The Board of Directors has determined that seven of its ten members are independent directors as that term is defined under the rules of the National Association of Securities Dealers (the “NASD”). The independent directors are Donald M. Cisle, Corinne R. Finnerty, Carl R. Fiora, James C. Garland, Murph Knapke, Barry S. Porter, and Steven C. Posey. The Board of Directors has also determined that Ms. Purkrabek-Knust, the only nominee who is not currently a director, if elected as a director of the Corporation, will qualify as an independent director. The independent directors meet in regularly scheduled meetings at which only the independent directors are present. During 2004, the independent directors held two such meetings.

     The Board of Directors has a Corporate Governance and Nominating Committee, a Compensation Committee and an Audit Committee. In addition, the Board of Directors had an Executive Committee and a Search Committee, both of which were discontinued in 2004.

Executive Committee

     The Executive Committee, in the recess of the Board, had the authority to act upon most corporate matters subject to Board approval, other than exercising any powers delegated to another committee of the Board. The members of the Executive Committee were Donald M. Cisle, Bruce E. Leep and Stephen S. Marcum. The Executive Committee held two meetings during the 2004 fiscal year. In April 2004, at its annual organizational meeting, the Corporation’s Board of Directors decided not to reconstitute this committee, although the Board of Directors retains its power to do so in accordance with the Corporation’s Amended and Restated Regulations (the “Corporation’s Regulations”).

Search Committee

     In October 2003, the Board of Directors formed a Search Committee to lead the search for a new President and Chief Executive Officer for the corporation, following the departure of Stanley N. Pontius, former President and Chief Executive Officer of the Corporation. The Search Committee held six meetings during the 2004 fiscal year, until it was dissolved upon completion of the search and the hiring of Mr. Davis as the Corporation’s President and Chief Executive Officer.

Corporate Governance and Nominating Committee

     The Corporate Governance and Nominating Committee (the “Nominating Committee”) reports to the Board on corporate governance matters, including the evaluation of the Board and its Committees and the recommendation of appropriate Board Committee structures and membership. The Nominating Committee also establishes procedures for the director nomination process and recommends director nominees for the Board’s approval. The Nominating Committee operates pursuant to a written charter, a current copy of which is available through the Corporation’s Web site at www.ffbc-oh.com under the “Investor Information” link, by clicking on “Corporate Governance.” The Nominating Committee is comprised of the following directors, each of whom satisfies the definition of independence for nominating committee members under the rules of the NASD: Donald M. Cisle, Corinne R. Finnerty, Carl R. Fiora, James C. Garland and Murph Knapke. The Nominating Committee held four meetings during the 2004 fiscal year.

     It is the Nominating Committee’s policy that it will consider director candidates recommended by shareholders in accordance with the procedures outlined in the Corporation’s Regulations. Under those procedures, shareholders who wish to nominate individuals for election as directors must provide:
1.	The name and address of the shareholder making the nomination and the name and address of the proposed nominee;
2.	The age and principal occupation or employment of the proposed nominee;
3.	The number of shares of the Corporation’s common stock beneficially owned by the proposed nominee;
4.	A representation that the shareholder making the nomination:
a.	Is a holder of record of shares entitled to vote at the meeting, and
b.	Intends to appear in person or by proxy at the meeting to make the nomination;
5.	A description of all arrangements or understandings between the shareholder making the nomination and the proposed nominee;
6.	Any additional information regarding the proposed nominee required by the proxy rules of the Securities and Exchange Commission (the “SEC”) to be included in a proxy statement if the proposed nominee had been nominated by the Corporation’s Board of Directors; and
7.	The consent of the proposed nominee to serve as a director if elected.

     In order to be recommended for a position on the Corporation’s Board of Directors by the Nominating Committee, a proposed nominee must, at a minimum, (i) own shares of the Corporation’s common stock having a fair market value of not less than $1,000, and (ii) through a combination of experience and education have the skills necessary to make an effective contribution to the Board of Directors. In accordance with the Corporation’s Regulations, no one may be elected to the Board of Directors after reaching his or her seventieth birthday.

     The Nominating Committee identifies nominees for director through recommendations by shareholders and through its own search efforts, which may include the use of external search firms. The Nominating Committee evaluates nominees for director based upon criteria established by the Nominating Committee and applies the same evaluation process to all director nominees regardless of whether the nominee is recommended by a shareholder. The criteria evaluated by the Nominating Committee include, among other things, the candidate’s judgment, integrity, leadership ability, business experience, and ability to contribute to board member diversity. The Nominating Committee also considers whether the candidate meets independence standards, is “financially literate” or a “financial expert,” is available to serve, and is not subject to any disqualifying factor.

     In connection with the 2006 Annual Meeting of Shareholders, the Nominating Committee will consider director nominees recommended by shareholders provided that notice of a proposed nomination is received by the Corporation no later than January 26, 2006, as provided in the Corporation’s Regulations. Notice of a proposed nomination must include the information outlined above and should be sent to First Financial Bancorp., Attention: Janie McCauley, Associate General Counsel and Secretary, 300 High Street, P.O. Box 476, Hamilton, Ohio 45012-0476.

Compensation Committee

     The Compensation Committee determines and approves the compensation of the Chief Executive Officer and approves the compensation of each executive officer of the Corporation determined pursuant to Rule 16a-1(f) under the Securities Exchange Act of 1934. The Compensation Committee also reviews and approves all benefit plans of the Corporation. A current copy of the Compensation Committee’s charter is available through the Corporation’s Web site at www.ffbc-oh.com under the “Investor Information” link, by clicking on “Corporate Governance.” The Compensation Committee is comprised of the following directors, each of whom satisfies the definition of independence for compensation committee members under the rules of the NASD: James C. Garland, Carl R. Fiora, Murph Knapke and Barry S. Porter. The Compensation Committee held sixteen meetings during the fiscal year.

Audit Committee

     The Audit Committee is responsible for overseeing the Corporation’s accounting and financial reporting processes, the external auditors’ qualifications and independence, the performance of the Corporation’s internal audit function and the external auditors, and the Corporation’s compliance with applicable legal and regulatory requirements. The Audit Committee operates pursuant to a written charter that was adopted by the Board of Directors. A copy of the charter is available through the Corporation’s Web site at www.ffbc-oh.com under the “Investor Information” link, by clicking on “Corporate Governance.” The Audit Committee is comprised of the following directors, each of whom satisfies the definition of independence for audit committee members under the rules of the NASD and the SEC: Donald M. Cisle, Carl R. Fiora and Barry S. Porter. The Board of Directors has determined that Barry S. Porter is the one audit committee financial expert serving on the Audit Committee. The Audit Committee held six meetings during the fiscal year.

COMMUNICATING WITH THE BOARD OF DIRECTORS

     The Board of Directors has established a process by which shareholders may communicate with the Board of Directors. Shareholders may send communications to the Corporation’s Board of Directors or to individual directors by writing to:

Attn: Board of Directors (or name of individual director)
First Financial Bancorp.
P.O. Box 1242
Hamilton, OH 45012-1242

     Letters mailed to this post office box will be received by the director who serves as chair of the Audit Committee or the director who serves as chair of the Nominating Committee, as alternate. A letter addressed to an individual director will be forwarded unopened to that director by the chair of the Audit Committee.

     Information regarding this process is also available through the Corporation’s Web site at www.ffbc-oh.com under the “Investor Information” link, by clicking on “Corporate Governance.” For questions regarding this process, shareholders may call the Corporation’s Associate General Counsel and Secretary, Janie McCauley, at (513) 867-4729.

REPORT OF THE AUDIT COMMITTEE

     In accordance with its written charter, the Audit Committee oversees the Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Corporation’s independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), is responsible for expressing an opinion on the conformity of the Corporation’s audited financial statements to generally accepted accounting principles.

     In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee discussed with Ernst & Young those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380). In addition, the Committee received from Ernst & Young the written disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed with them their independence.

     The Committee discussed with the Corporation’s internal auditors and Ernst & Young the overall scope and plans for their respective audits. The Committee met with the internal auditors and with Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the SEC. The Committee has approved the selection of Ernst & Young as the Corporation’s independent registered public accounting firm.

AUDIT COMMITTEE

Barry S. Porter, Chairperson	Carl R. Fiora
Donald M. Cisle

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FEES
AND ENGAGEMENT

     Ernst & Young has been selected as the independent registered public accounting firm to audit the financial statements of the Corporation for the current fiscal year. Management expects that representatives of that firm will be present at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

     The following table sets forth the aggregate fees billed to the Corporation and related entities for the last two fiscal years by the Corporation’s independent registered public accounting firm.

Fees by Category	2003		2004
Audit Fees	$317,148	(1)	$591,100
Audit-Related Fees (2)	41,201		25,000
Tax Fees (3)	172,084		161,940
All Other Fees (4)	40,800		54,000

Total	$571,233		$832,040

(1)	Last year this amount was reported as $205,000. The amount reported here includes $112,148 billed in fiscal year 2004 for services related to fiscal year 2003.

(2)	Services covered by these fees consist of common trust fund audits (for 2003 only) and employee benefit plan audits.

(3)	Services covered by these fees consist of professional tax services, including preparation of the federal income tax returns for the Corporation and its subsidiaries.

(4)	Services covered by these fees consist of audit and tax compliance work billed to the Legacy Funds Group of mutual funds for which the Corporation’s subsidiary, First Financial Capital Advisors LLC, serves as investment advisor.

     It is the policy of the Audit Committee that, before the Corporation engages an accounting firm to render audit services as the Corporation’s independent registered public accounting firm, the engagement must be approved by the Audit Committee. In addition, before an accounting firm serving as the Corporation’s independent registered public accounting firm is engaged by the Corporation to render non-audit services, the engagement must be approved by the Audit Committee.

PROPOSAL TO APPROVE AN AMENDMENT TO THE FIRST FINANCIAL BANCORP.
1999 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS AND
RATIFY CERTAIN PREVIOUS GRANTS THEREUNDER

(Item 2 on Proxy Card)

     At the 1999 Annual Meeting of Shareholders, the Corporation’s shareholders approved the 1999 Stock Option Plan for Non-Employee Directors (the “Directors’ Plan”) and authorized awards pursuant to the plan to be made to non-employee directors. The purpose of the Directors’ Plan is to attract and retain highly qualified non-employee directors by permitting them to obtain or increase their proprietary interests in the Corporation. The Directors’ Plan provides for awards of stock options to the Corporation’s non-employee directors.

     Recently, the Corporation discovered that the definition of “Non-Employee Director” contained in the plan was too narrow and restrictive and excluded from the Directors’ Plan directors who are not employees of the Corporation and who were intended to be recipients of stock options pursuant to the Directors’ Plan. The Directors’ Plan presently defines “Non-Employee Director” as follows:

     “(j) ‘Non-Employee Director’ means a member of the Board who qualifies as a non-employee director as defined in Rule 16(b)-3(b)(3)(i), as promulgated by the Commission [Securities and Exchange Commission] under the Exchange Act, or any successor definition adopted by the Commission.”

Rule 16(b)-3(b)(3)(i) defines a “non-employee director” to mean a director who:

•	is not currently an officer of the corporation or any subsidiary of the corporation or otherwise currently employed by the corporation or any subsidiary of the corporation;

•	does not receive compensation, either directly or indirectly, from the corporation or a subsidiary of the corporation for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Regulation S-K Section 404(a);

•	does not possess an interest in any other transaction for which disclosure would be required pursuant to Regulation S-K Section 404(a); and

•	is not engaged in a business relationship for which disclosure would be required pursuant to Regulation S-K Section 404(b).

     As set forth in the section of this Proxy Statement entitled “TRANSACTIONS WITH RELATED PARTIES,” certain directors have relationships with the Corporation that require disclosure pursuant to Regulation S-K Section 404 and do not and did not satisfy the plan’s “non-employee director” definition, although those directors are not and were not employees of the Corporation or any of its subsidiaries. In awarding stock options, the focus was inadvertently on the fact that directors were not employees of the Corporation and not on the remaining elements of the definition. Stock option grants for 112,619 shares of Common Stock (adjusted for stock dividends and splits) were made under the plan to directors who did not meet the Directors’ Plan’s definition but who are not or were not employees of the Corporation. The Corporation believes that these directors were intended to receive stock option awards under the Directors’ Plan. For this reason, the Corporation recommends that these previous stock grants be ratified and that the definition of “Non-Employee Director” be amended as set forth below:

“(j) ‘Non-Employee Director’ means a member of the Board who is not an employee of the Corporation or any subsidiary of the Corporation.”

No other change to the Directors’ Plan is being made.

     The principal provisions of the Directors’ Plan are summarized below. This summary is qualified in its entirety by reference to the provisions of the Directors’ Plan, a copy of which is attached as Exhibit A. Terms not defined herein shall have the same meanings as set forth in the Directors’ Plan.

Shares Available for Issuance

     The Directors’ Plan provides that 577,500 (originally 500,000 in 1999 but adjusted subsequently for stock dividends and splits) shares of Common Stock will be available for the granting of awards, of which stock options for 233,901 shares of Common Stock have already been granted. Of the stock options granted, stock options for 60,641 shares have been canceled, leaving 404,240 shares available for future issuance under the Directors’ Plan. The Common Stock subject to the Directors’ Plan will be authorized but unissued shares or previously acquired shares.

     Pursuant to the Directors’ Plan, the number and kind of shares which are subject to awards will be appropriately adjusted in the event of certain changes in capitalization of the Corporation, including stock dividends and splits, reclassifications, recapitalizations, reorganizations, mergers, consolidations, spin-offs, split-ups, combinations or exchanges of shares, and certain distributions and repurchases of shares.

Stock Options

     Each non-employee director receives in the year in which he or she is elected initially or re-elected to the Board of Directors an option to purchase 8,663 common shares (originally 7,500 in 1999 but adjusted subsequently for stock dividends and splits). The exercise price of each option will be the fair market value of the Common Stock subject to the option on the date of grant. Upon exercise, the exercise price may be paid in cash or, in lieu of all or part of the cash, shares of the Common Stock.

     Under the Directors’ Plan, all options are exercisable following the first anniversary of the date of grant of the option. Upon a Change in Control (as defined in the Directors’ Plan), the optionee will have the right to exercise the option in full as to all shares subject to the option within the lesser of six months plus one day after the Change in Control or the expiration of the option. The exercise period for any stock option will be ten years from the date of grant unless sooner terminated. Each option will provide that the optionee agrees not to sell, assign or transfer any shares acquired as a result of exercising the option until such shares have been held for at least one year after the date of the exercise of the option which resulted in their acquisition, except after a Change in Control or the optionee’s death, disability or retirement, or in connection with tax withholding or option exercise.

     If the optionee ceases to be a director of the Corporation for any reason other than death, disability, retirement, or removal for cause, the option will terminate on the earlier of three months after the optionee ceases to be a director or on the option’s expiration date. During the three month period, such option will be exercisable only with respect to the number of shares which the optionee was entitled to purchase on the day preceding the day on which the optionee ceased to be a director. If the optionee ceases to be a director because of removal for cause, the option will terminate on the date of the optionee’s removal. In the event of the optionee’s death, disability, or retirement while a director or the optionee’s death within three months after the optionee ceases to be a director (other than by reason of removal for cause), the option will terminate upon the earlier of (i) 12 months after the date of the optionee’s death, disability, or retirement, or (ii) the option’s expiration date. During such period, the option will be exercisable for the number of shares as to which the option would have been exercisable on the date preceding the optionee’s death, disability or retirement.

     Generally, options granted under the Directors’ Plan are not transferable by an optionee except by bequest or the laws of descent and distribution, and during the optionee’s lifetime, the option may be exercised only by the optionee.

Duration

     The Directors’ Plan will terminate on the earliest to occur of (i) the date when all of the shares available under the Directors’ Plan have been acquired through the exercise of options, (ii) April 26, 2009, or (iii) such other date as the Board may determine.

Equity Compensation Plan Information

     The following table sets forth information regarding securities authorized for issuance under the Corporation’s equity compensation plans.

Number of securities
	Number of securities to be		remaining available for future
	issued upon exercise of out-		issuance under equity
	standing options, warrants	Weighted-average exercise	compensation plans (excluding
Plan category	and rights	price of outstanding options,	securities reflected in column
		warrants and rights	(a))
	(a)	(b)	(c)(1)
Equity compensation plans approved by security holders	1,409,726	$17.26	5,655,537

Equity compensation plans not approved by security holders	N/A	N/A	N/A

(1)	The securities included in this column are available for issuance under the Directors’ Plan and the 1999 Stock Incentive Plan for Officers and Employees (the “1999 Stock Incentive Plan”). Both the Directors’ Plan and the 1999 Stock Incentive Plan include provisions regarding adjustments to the number of securities available for future issuance under the respective plans in the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures or other change in corporate structure of the Corporation affecting the Corporation’s common shares. In any of the foregoing events, the Directors’ Plan permits the Board of Directors and the 1999 Stock Incentive Plan permits the Board of Directors or the Compensation Committee to make such substitution or adjustments in the aggregate number and kind of shares available for issuance under the respective plans as the Board of Directors (or, in the case of the 1999 Stock Incentive Plan, the Compensation Committee) may determine to be appropriate in its sole discretion. Of the securities reported in column (c) 404,240 are available for future issuance under the Directors’ Plan and 5,251,297 are available under the 1999 Stock Incentive Plan.

Approval and Related Matters

     The affirmative vote of a majority of the shares present and voting at the Annual Meeting is required to approve this proposal to amend the Directors’ Plan and ratify the awards of stock options previously granted thereunder to directors who did not meet the Directors’ Plan’s definition of “Non-Employee Director” but who are not or were not employees of the Corporation.

The Board of Directors’ Recommendation

     The Board of Directors unanimously recommends that shareholders vote FOR the adoption of this proposal.

Effect of Management Vote on Proposal

     The directors and executive officers of the Corporation own beneficially 1,671,257 common shares, or 3.84% of the outstanding voting power, and affiliates of the Corporation own beneficially 19.03% of the outstanding voting power. The directors, executive officers and affiliates have indicated a present intention to vote the common shares beneficially owned by them in favor of this proposal.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the compensation earned during the last three completed fiscal years by individuals serving as the Corporation’s Chief Executive Officer and the Corporation’s four other most highly compensated executive officers as of December 31, 2004. The Summary Compensation Table also includes compensation for Mr. Leep, who served as Interim President and Chief Executive Officer for part of the past year, and for a former executive officer, James C. Hall, who would have been among the Corporation’s four most highly compensated executive officers, but for the fact that he was not an employee of the Corporation on December 31, 2004. (All of the executive officers named in the Summary Compensation Table are referred to hereafter as the “Named Executive Officers.”)

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long Term Compensation
					Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
				Other	Restricted	Securities	All Other
				Annual	Stock	Underlying	Compen-
Name and				Compensation	Award(s)	Options/	sation
Principal Position	Year	Salary($)	Bonus ($)	($)(1)	($)(2)(3)	SARs (#)	($)(4)
Claude E. Davis	2004	$101,538	$49,354	$0	$601,650	50,000	$0
President and Chief	2003	0	0	0	0	0	0
Executive Officer	2002	0	0	0	0	0	0

C. Douglas Lefferson	2004	195,122	90,953	0	85,450	2,500	14,825
Executive Vice President and	2003	183,596	16,466	0	166,778	10,000	15,420
Chief Financial Officer	2002	170,000	51,510	0	170,005	10,000	12,956

C. Thomas Murrell, III	2004	183,821	56,742	0	85,450	2,500	9,579
Senior Vice President	2003	176,494	14,067	0	116,060	10,000	6,538
and Chief Credit Officer	2002	166,635	43,882	0	159,994	10,000	3,695

Mark W. Immelt	2004	290,160	106,822	224	85,450	2,500	22,401
President and Chief Executive	2003	281,227	16,824	224	140,930	10,000	18,842
Officer of First Financial Bank	2002	271,793	54,479	202	260,993	10,000	17,149

Rex A. Hockemeyer	2004	142,526	44,176	0	68,360	2,500	5,495
President and Chief Executive	2003	136,202	10,932	0	127,533	5,000	4,629
Officer of First Financial	2002	128,757	33,992	0	122,000	5,000	3,854
Bancorp Service Corp.

James C. Hall	2004	236,622	7,776	0	85,450	2,500	581,244
Executive Vice President	2003	251,227	22,530	0	232,021	10,000	17,546
	2002	235,673	71,621	0	215,000	10,000	18,468

Bruce E. Leep	2004	48,462	0	1,479	0	8,663	89,083
Interim President and	2003	15,000	0	1,121	0	0	71,950
Chief Executive Officer (5)	2002	0	0	798	0	0	59,100

(1)	Represents amounts paid by the Corporation for taxes imposed on directors’ fees by the City of Hamilton, Ohio. Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for the individual for that year.

(2)	The number and value of the aggregate restricted stock holdings, as of December 31, 2004, of the Named Executive Officers are, respectively, as follows: Mr. Davis, 35,000 shares and $612,500; Mr. Lefferson, 20,336 shares and $355,880; Mr. Murrell, 14,901 shares and $260,768; Mr. Immelt, 25,652 shares and $448,910; Mr. Hockemeyer, 16,300 shares and $285,250; Mr. Hall, 0 shares; and Mr. Leep, 0 shares. Dividends will be paid on the restricted stock reported in this column (f).

(3)	Except for the 35,000 shares of restricted stock awarded to Mr. Davis in 2004, the restricted stock awards reported in column (f) vest according to the following schedule: 25% of the shares vest on each of the first, second, third and fourth anniversaries of the date of the award. The 35,000 shares of restricted stock awarded to Mr. Davis in 2004 vest according to the following schedule: 50% of the shares vest on the first anniversary of the date of the award and 25% of the shares vest on each of the second and third anniversaries of the date of the award.

(4)	Represents directors’ fees, the Corporation’s contribution to the Thrift Plan, amounts attributable to the term insurance portion of premiums paid by the Corporation under the Endorsement Method Split Dollar Plan Agreement (the “Split Dollar Agreement”). For Mr. Hall, who served as the Corporation’s Executive Vice President until October 29, 2004, the amounts reported in this column also include amounts paid or payable pursuant to the terms of a Separation Agreement, Waiver of and Release of All Claims and Covenant Not to Sue (the “Separation Agreement”) entered into between Mr. Hall and the Corporation on December 9, 2004, and payments for accrued, but unused vacation in accordance with the Corporation’s policy. The payments received during fiscal year 2004 for each of the items covered by column (h) are as follows:

	Directors’		Insurance	Separation
Name	Fees	Thrift Plan	Premiums	Payments	Total
Mr. Davis	$0	$0	$0	$0	$0
Mr. Lefferson	8,200	5,996	629	0	14,825
Mr. Murrell	0	5,673	3,906	0	9,579
Mr. Immelt	11,000	6,150	5,251	0	22,401
Mr. Hockemeyer	0	4,417	1,078	0	5,495
Mr. Hall	2,000	6,150	1,009	572,085	581,244
Mr. Leep	89,093	0	0	0	89,083

Mr. Leep received directors’ fees for serving as a director and Chairman of the Board of the Corporation, a director and Chairman of the Board of Sand Ridge Bank, and, until October 2004, a director and Interim Chairman of the Board of First Financial Bank. Mr. Hall, Mr. Immelt, and Mr. Lefferson also received directors’ fees for serving as directors of Sand Ridge Bank, First Financial Bank and Heritage Community Bank, respectively.

The amount reported in column (h) for Mr. Hall includes amounts paid or payable to Mr. Hall under the terms of the Separation Agreement and payment for accrued, but unused vacation as follows:

Base salary continuation for 24 months	$521,456
Two times most recent PIC Plan payment	30,082
Payment in lieu of outplacement services	13,036
Payment for tax preparation services	3,500
Payment for accrued, but unused vacation	4,011

Total	$572,085

(5)	Mr. Leep, a director and Chairman of the Board of the Corporation, was appointed by the Board of Directors to serve as Interim President and Chief Executive Officer of the Corporation, effective October 15, 2003. Mr. Leep served in that capacity until October 1, 2004.

Employment Agreements

The Corporation has employment agreements with each of the Named Executive Officers currently employed by the Corporation as described below.

Employment Agreement with Mr. Davis

The following is a description of the terms and conditions of the employment agreement (the “Agreement”) with Mr. Davis.

Term: The initial term of the Agreement is for one year from the commencement of Mr. Davis’s employment (the “Commencement Date”), and the Agreement will automatically renew for successive one-year periods after the initial term, unless and until terminated in accordance with the terms of the Agreement.

Termination: Mr. Davis’s employment with the Corporation:

•	Will terminate automatically upon his death;

•	May be terminated either by the Corporation or Mr. Davis at the end of the Agreement’s initial term or any renewal term upon 90 days prior written notice from either of them to the other;

•	May be terminated by Mr. Davis at any time for “Good Reason,” meaning the occurrence, without Mr. Davis’s consent, of a significant reduction in his base salary or his authority or responsibilities as set forth in the Agreement;

•	May be terminated by the Corporation immediately upon notice to Mr. Davis at any time for Cause, as defined in the Agreement; or

•	May be terminated by the Corporation immediately upon notice to Mr. Davis at any time if he is then under a Long-Term Disability, as defined in the Agreement.

Termination for Cause: The Corporation may terminate Mr. Davis’s employment immediately upon notice to Mr. Davis at any time for Cause. Under the terms of the Agreement, Cause is defined as any one or more of the following:

•	Any act constituting (i) a felony under the federal laws of the United States, the laws of any state, or any other applicable law, (ii) fraud, embezzlement, misappropriation of assets, willful misfeasance, or dishonesty, or (iii) other actions or criminal conduct which in any way materially and adversely affects the reputation, goodwill, or business position of the Corporation;

•	The failure of Mr. Davis to perform and observe all material obligations and conditions to be performed and observed by Mr. Davis under the Agreement, or to perform his duties in accordance, in all material respects, with the policies, procedures, and directions established from time to time by the Corporation’s board of directors (the “Board”) or a duly authorized Board committee (any such failure, a “Performance Failure”), and to correct such Performance Failure promptly following notice from the Board to do so; or

•	Having corrected (or the Corporation having waived the correction of) a Performance Failure, the occurrence of any subsequent Performance Failure (whether of the same or different type or nature).

Severance: If Mr. Davis’s employment is terminated as follows:

•	By the Corporation, without Cause (as defined in the Agreement), by providing 90 days written notice prior to the end of the Agreement’s initial term or any renewal term;

•	By the Corporation, without Cause, immediately upon notice to Mr. Davis at any time, if he is then under a long-term disability, as defined in the Agreement; or

•	By Mr. Davis at any time for “Good Reason,” as defined in the Agreement; and

Mr. Davis has provided the Corporation with a separate, written release and covenant not to sue; then Mr. Davis will be entitled to receive both A. and B., as follows:

A. “Termination Compensation,” meaning an aggregate amount based on the multiple of Mr. Davis’s base salary as of the date of termination as set forth below if termination occurs during the corresponding period indicated.

Termination Date	Termination Compensation
On or before the third anniversary of the Commencement Date (other than a termination within one year following a change in control, as defined in the Agreement)	1 x Base Salary

After the third anniversary of the Commencement Date or within one year following a change in control	2 x Base Salary

The Termination Compensation will be paid over the “Applicable Severance Period,” meaning the period of time set forth below if termination occurs during the corresponding period indicated.

Termination Date	Severance Period
On or before the third anniversary of the Commencement Date (other than a termination within one year following a change in control)	1 year

After the third anniversary of the Commencement Date or within one year following a change in control	2 years

B. Any of three bonuses of $33,000, due on each of the first three anniversaries of the Commencement Date (the “Additional Bonuses”), that remain unpaid at the time of such termination, which will be paid to Mr. Davis at the time that such Additional Bonuses would have been payable had his employment continued.

Confidentiality and Non-Competition: Mr. Davis is prohibited, at all times, from disclosing any confidential information, as defined in the Agreement, except as required by law, and must return all confidential information to the Corporation upon termination of his employment. In addition, during the period beginning on the Commencement Date and ending on the later of the first anniversary of the date of termination of Mr. Davis’s employment or the conclusion of the Applicable Severance Period, Mr. Davis may not:

•	Engage in banking or lending services in the states where the Corporation operates, or solicit any person or entity located in those states for the provision of banking or lending services;

•	Induce or encourage any employee, officer, director, agent, customer, depositor, supplier or independent contractor of the Corporation or its affiliates to terminate its relationship with the Corporation or its affiliates, or otherwise interfere with such relationships;

•	Employ anyone who, at any time within the one-year period immediately preceding such employment was an employee, officer, or director of the Corporation or its affiliates; or

•	Make any statements or take any actions which disparage or tend to diminish the reputation of the Corporation or its affiliates.

Employment Agreements with Named Executive Officers other than Mr. Davis

Term: The term of each agreement with Named Executive Officers other than Mr. Davis (each referred to as an “Officer”) ends upon the earlier of:
•	The fifth anniversary of its execution date (third anniversary in the case of Mr. Hockemeyer and second anniversary in the case of Mr. Murrell);
•	The date of the Officer’s retirement, death or total and permanent disability; or
•	The completion of full payment of all benefits under the agreement.

Unless and until terminated in accordance with the terms of the agreement, each agreement renews annually from and after the fifth anniversary of its commencement date. (Mr. Hockemeyer’s and Mr. Murrell’s agreements renew annually from and after the third and second anniversaries, respectively, of their commencement dates.)

Termination: The employment of each Named Executive Officer other than Mr. Davis with the Corporation:
•	Will terminate automatically upon the Officer’s death or if the Officer becomes totally and permanently disabled as determined pursuant to the Corporation’s long-term disability plan;
•	May be terminated either by the Corporation or the Officer at the end of the agreement’s initial term or any renewal term upon six month’s prior written notice from either of them to the other;
•	May be terminated by the Officer upon one month’s prior written notice that is provided to the Corporation within 30 days following the occurrence of any “Good Reason,” meaning:
o	a change in the duties of the Officer’s position or the transfer to a new position in violation of the terms of the agreement;
o	a substantial alteration in the nature or status of the Officer’s responsibilities in violation of the agreement;
o	a reduction in the Officer’s base salary;
o	refusal by the Corporation or its successor to renew the term of the agreement for any reason prior to the Officer reaching his or her normal retirement date under the Corporation’s retirement plan (provided, with respect to Mr. Hockemeyer, that such refusal occurs within 12 months of a change in control, as defined in the agreement); or
o	changes in the Officer’s employment benefits in violation of the terms of the agreement; and
•	May be terminated by the Corporation upon one month’s prior written notice to the officer for Cause, as defined in the Agreement; or
•	May be terminated by either the Corporation without Cause or by the Officer without Good Reason, upon one month’s prior written notice from either of them to the other.

Termination for Cause: The Corporation may terminate the employment of each Named Executive Officer other than Mr. Davis upon one month’s prior written notice to the Officer at any time for Cause. Under the terms of the employment agreements:
•	Cause is defined as a willful engaging in gross misconduct (a willful engaging in misconduct, in the case of Mr. Hockemeyer) materially and demonstrably injurious to the Corporation, and
•	“Willful” means an act or omission in bad faith and without reasonable belief that such act or omission was in, or not opposed to, the best interests of the Corporation.

Severance: If the employment of a Named Executive Officer other than Mr. Davis is terminated as follows:
•	By the Corporation, without Cause, by providing six month’s written prior notice prior to the end of the agreement’s initial term or any renewal term;
•	By the Corporation, without Cause, by providing one month’s written prior notice; or
•	By the Officer, upon one month’s prior written notice to the Corporation, for “Good Reason,” as defined in the agreement; and

The Officer has provided the Corporation with a separate, written release and covenant not to sue and does not revoke such release and covenant, then the Officer will be entitled to receive the following:

•	The Officer’s base salary will be continued for a period of 24 months from the date of termination of employment (such period being called the “Severance Pay Period”).
•	During the Severance Pay Period, those employee benefit plans, policies, and practices that generally apply to similarly situated members of the executive management group will be continued, except that during the Severance Pay Period the Officer will not accumulate vacation pay, first qualify for long term disability benefits or sickness or accident benefits, be eligible to make or receive contributions under a defined contribution qualified retirement plan, be eligible to accumulate service for pension plan purposes, or retain any personal property such as a motor vehicle or computer provided by the Corporation.
•	If, prior to the Officer’s date of termination, the Officer has participated in the Corporation’s PIC Plan for a complete calendar year, the Officer will receive a payment in one lump-sum in an amount equal to two times the percentage of the incentive payment made or required to be made for the calendar year pursuant to the PIC Plan immediately preceding the calendar year in which the Officer’s date of termination occurs.
•	If the Officer’s date of termination of employment is within 12 months after a change in control (as defined in the agreements), the Officer will receive a payment equal to: (A) with respect to shares subject to an option granted as of the time of the change in control under the Corporation’s 1991 Stock Incentive Plan that the Officer cannot exercise due to the termination of employment, the difference between the fair market value of such common shares determined as of the date of termination of employment and the option exercise price, and (B) with respect to any restricted stock granted under the Corporation’s 1991 Stock Incentive Plan as of the time of the change in control which the Officer forfeits as a result of the termination of employment, the fair market value of such restricted shares determined as of the date of termination of employment and as if all restrictions had been removed.
•	For purposes of the Corporation’s Endorsement Method Split Dollar Agreement (the “Split Dollar Agreement”), the duration of the Severance Pay Period will be considered as if it were active employment for purposes of determining whether the Officer is eligible to receive a retirement benefit under the early retirement provisions of the Corporation’s retirement plan. If the date of termination of employment is within 12 months after a change in control (as defined in the agreements) and the Officer consents to the termination of his or her rights under the Split Dollar Agreement, the Officer will receive a payment (the “Split Dollar Payment”) within 90 days of the date of termination of employment in one lump sum equal to the present value of the death benefit he or she would have received under the Split Dollar Agreement determined as if he or she were eligible to receive a retirement benefit under the early retirement provisions of the Corporation’s retirement plan, based on age and years of service at the end of the Severance Pay Period, and had died at age 75 when the Split Dollar Agreement was still in effect. Notwithstanding the foregoing, if the Officer elects to receive an assignment of the policy under the Split Dollar Agreement, the Split Dollar Payment will be applied to the cash payment to the Corporation required under the Split Dollar Agreement, and any portion of the Split Dollar Payment in excess of the amount required to be paid to the Corporation will be paid to such Officer.
•	The Officer will be entitled to outplacement assistance with an agency selected by the Corporation with the fee paid by the Corporation in an amount not to exceed 5% of the Officer’s annual base salary.
•	If the receipt of any payments described above to Mr. Lefferson or Mr. Immelt, in combination with any other payments to them, shall, in the opinion of independent tax counsel selected by the Corporation, result in liability for the payment by the Officer of any excise tax pursuant to Sections 280G and 4999 of the Internal Revenue Code (the “Code”), the Corporation will pay to the Officer within 60 days of the date his or her employment terminates an additional amount equal to the amount of such excise tax and the additional federal, state, and local income taxes for which he or she will be liable as the result of this additional payment.
•	If the receipt of any payments described above to Mr. Murrell or Mr. Hockemeyer, in combination with any other payments to them, shall, in the opinion of independent tax counsel selected by the Corporation, result in liability for the payment by the Officer of any excise tax pursuant to Sections 280G and 4999 of the Code, the amount of payments will be reduced to the extent required, in the opinion of independent tax counsel, to prevent the imposition of such excise tax.

Other Severance: If the employment of an Officer is terminated as follows:
•	By the Corporation, with Cause (as defined in the Agreement), by providing one month’s written prior notice; or
•	By the Officer, without Good Reason, by providing one month’s written prior notice;

then the Officer shall be eligible to receive only those benefits provided in accordance with the plans and practices of the Corporation that are applicable to employees generally.

Confidentiality and Non-Competition: The Officers are prohibited, at all times, from disclosing any confidential information, as defined in the agreements, except as required by law, and must return all confidential information to the Corporation upon termination of their employment. During the term of each Officer’s employment and for a period of six months following termination of the Officer’s employment for any reason other than by the Corporation for Cause, the Officer has agreed not to be employed by, serve as an officer or director of, consultant to, or advisor to any business that engages either directly or indirectly in commercial banking, savings banking, or mortgage lending in the geographic area of Ohio, Indiana, Michigan, or Kentucky, or which is reasonably likely to engage in such businesses in the same geographic area.

Arbitration: Any disputes concerning the reason for termination and any other claims arising during the course of employment will be resolved through binding arbitration.

     The following table shows all individual grants of stock options to the Named Executive Officers of the Corporation during the fiscal year ended December 31, 2004.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value
	(b)	(c)			(Gain) at Assumed Annual Rates
	Number of	% of Total	(d)		of Stock Price Appreciation
	Securities	Options/SARs	Exercise		for Option Term (1)
	Underlying	Granted to	or Base	(e)	(f)	(g)
(a)	Options/SARs	Employees in	Price (2)	Expiration	5%	10%
Name	Granted (#)	Fiscal Year	($/Sh)	Date	($)	($)
Claude E. Davis	50,000	32.0%	$17.19	2014	$540,500	$1,370,000
C. Douglas Lefferson	2,500	1.6%	17.09	2014	26,875	68,100
C. Thomas Murrell, III	2,500	1.6%	17.09	2014	26,875	68,100
Mark W. Immelt	2,500	1.6%	17.09	2014	26,875	68,100
Rex A. Hockemeyer	2,500	1.6%	17.09	2014	26,875	68,100
James C. Hall	2,500	1.6%	17.09	2014	26,875	68,100
Bruce E. Leep	8,663	5.5%	17.63	2014	96,073	243,430

(1)	As required by rules of the SEC, potential values stated are based on the prescribed assumption that the Corporation’s common shares will appreciate in value from the date of grant to the end of the option term (ten years from the date of grant) at annualized rates of 5% and 10% (total appreciation of 63% and 159%), respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of the Corporation’s common shares.

(2)	All options are granted at 100% of fair market value on the date of grant. The options are exercisable during a period commencing one year after the date of grant and ending on the date specified in the option which, in no event, is later than 10 years after the date of grant, provided that the optionee remained in the employment of the Corporation or its affiliates. The option exercise period may be shortened upon an optionee’s disability, retirement or death. Shares acquired upon option exercise must be held one year from the date of exercise.

     The following table shows aggregate option exercises in the last fiscal year and year-end values.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

			(d)		(e)
			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	(b)		Options/SARs		Options/SARs
	Shares	(c)	at FY-End (#)		at FY-End ($)(2)
(a)	Acquired	Value	Exercisable (E)/		Exercisable (E)/
Name	on Exercise (#)	Realized ($)(1)	Unexercisable (U)		Unexercisable (U)
Claude E. Davis	0	$0	0	(E)	$0	(E)
			50,000	(U)	15,500	(U)

C. Douglas Lefferson	1,152	7,446	51,210	(E)	37,346	(E)
			2,500	(U)	1,025	(U)

C. Thomas Murrell, III	0	0	27,500	(E)	28,175	(E)
			2,500	(U)	1,025	(U)

Mark W. Immelt	0	0	95,981	(E)	38,260	(E)
			2,500	(U)	1,025	(U)

Rex A. Hockemeyer	350	2,088	35,761	(E)	22,257	(E)
			2,500	(U)	1,025	(U)

James C. Hall	5,469	33,801	65,024	(E)	43,646	(E)
			0	(U)	0	(U)

Bruce E. Leep	0	0	17,326	(E)	16,460	(E)
			8,663	(U)	0	(U)

(1)	Aggregate market value on the exercise date of shares covered by the option less the aggregate price paid by the Named Executive Officer.

(2)	Values stated reflect gains on outstanding options based on the fair market value of $17.50 per common share of the Corporation on December 31, 2004.

     The Corporation has no long term incentive plans relating to future compensation of the Named Executive Officers other than the 1991 Stock Incentive Plan and the 1999 Stock Incentive Plan.

Personal Benefits

     The Named Executive Officers of the Corporation receive certain fringe benefits, such as participation in group medical and life insurance programs, which are generally available to employees of the Corporation and its subsidiaries on a non-discriminatory basis. In addition, the Named Executive Officers are reimbursed for business-related expenses they incur (including certain club dues and expenses), and some of the Named Executive Officers also have the use of Corporation-owned automobiles. Management believes that the costs of reimbursement of such expenses and providing such automobiles constitute ordinary and necessary business expenses that facilitate job performance and minimize work-related expenses incurred by the Named Executive Officers. The Named Executive Officers have included in their taxable income the cost of personal use of Corporation-owned automobiles. Management has concluded that the aggregate amount of such personal benefits does not exceed the lesser of $50,000 with respect to any Named Executive Officer or 10% of the compensation of such person.

Benefit Plans

     The Corporation has a thrift plan, a retirement plan, a supplemental retirement plan and a deferred compensation plan. It also maintains the Split Dollar Agreements which cover the Named Executive Officers and certain other management employees. The retirement plan and the thrift plan cover the majority of the employees of the Corporation and its subsidiaries, including the officers of the Corporation. All employees who are 21 years of age and have had one year of service are covered by the retirement plan. Among the Named Executive Officers, the supplemental retirement plan covers Mr. Lefferson, Mr. Murrell, Mr. Immelt and Mr. Hall. The deferred compensation plan is a nonqualified deferred compensation plan in which only executive officers of the Corporation are eligible to participate. Participants may elect to defer up to 50% of their base salary and 100% of their bonus or incentive pay for any year.

     The thrift plan covers employees who have been credited with at least one year of service and reached age 21. Participation is voluntary and participants may contribute up to 50% of their base salary (unless limited by law or regulation) to the plan. The Corporation’s subsidiaries’ matching contributions are 50% of each participant’s contribution, limited to 3% of base salary of each participant, and become fully vested when made.

     Under the retirement plan and supplemental retirement plan, amounts that are payable to persons in selected remuneration and service classifications at normal retirement age are:

Estimated Annual Benefits
For Years of Credited Service Indicated (1)(2)(3)

Average
Annual Salary	10	15	20	25	30	35	40 or more

$ 150,000	$23,572	$35,358	$47,143	$58,554	$69,965	$81,376	$90,001
175,000	27,822	41,733	55,643	69,179	82,715	96,251	106,314
200,000	32,072	48,108	64,143	79,804	95,465	111,126	122,626
225,000	36,322	54,483	72,643	90,429	108,215	126,001	138,939
250,000	40,572	60,858	81,143	101,054	120,965	140,876	155,251
275,000	44,822	67,233	89,643	111,679	133,715	155,751	171,564
300,000	49,072	73,608	98,143	122,304	146,465	170,626	187,876
325,000	53,322	79,983	106,643	132,929	159,215	185,501	204,189
350,000	57,572	86,358	115,143	143,554	171,965	200,376	220,501
375,000	61,822	92,733	123,643	154,179	184,715	215,251	236,814
400,000	66,072	99,108	132,143	164,804	197,465	230,126	253,126

(1)	Benefits under the retirement plan and supplemental retirement plan are paid based upon the average monthly compensation for the five consecutive plan years which produce the highest average. The compensation covered by the plans is equal to the salary and bonus reported in columns (c) and (d) of the Summary Compensation Table plus all other amounts included in Form W-2 wages, except amounts realized upon the exercise of nonqualified stock options and amounts realized upon the vesting of restricted stock awards. The covered compensation paid to the Named Executive Officers during the prior fiscal year and the credited years of benefit service under the plans for each of the Named Executive Officers are as follows: C. Douglas Lefferson — $235,382 and 19 years; C. Thomas Murrell, III — $208,216 and 4 years; Mark W. Immelt — $330,266 and 8 years; Rex A. Hockemeyer — $159,409 and 11 years; and James C. Hall - $328,591 and 12 years (at termination on October 29, 2004). Since Mr. Davis has less than one year of service, he has not accrued any credited years of benefit service under the retirement plan. At his retirement in June 2001, Mr. Leep had accrued 2 years of benefit service plus 32 years of vesting service. Mr. Leep currently receives an annuity equal to $4,115 annually under the retirement plan.

(2)	In the retirement plan, participants are 100% vested after five years of credited service. The normal retirement benefit, payable as a single life annuity beginning at the normal retirement age of 65, is 1.1% of the average monthly compensation multiplied by years of service (maximum of 40), plus .6% of average monthly compensation greater than Social Security covered compensation multiplied by years of service (maximum of 35). The estimated benefits accrued during the year under the retirement plan for each of the Named Executive Officers are not actuarially ascertainable under the methods used for calculation of the cost to the Corporation by the actuaries.

(3)	As a result of the provisions of the Code, maximum annual compensation for which benefits will be paid under the retirement plan is $205,000 and maximum annual benefits under the retirement plan are $165,000 (for 2004). All of the Named Executive Officers, except Mr. Davis and Mr. Leep, participate in the supplemental retirement plan. The benefit under the supplemental retirement plan is equal to the difference between the annual benefit payable under the retirement plan without regard to the limits imposed by the Code upon qualified plans and the maximum annual benefit payable under the retirement plan upon the executive’s retirement.

     The Split Dollar Agreement is an endorsement method split dollar arrangement which applies to a life insurance policy owned by the Corporation which, upon a Named Executive Officer’s death, first pays the Corporation the premiums which the Corporation paid for the policy, and then pays the Named Executive Officer’s beneficiary a death benefit equal to three times the executive’s base salary in effect at his or her death. If the Named Executive Officer terminated employment before death and, when employment terminated, he or she was eligible to receive an immediate retirement benefit under the early retirement provisions of the Corporation’s retirement plan and had been employed for at least five years, the Corporation keeps the policy in force until the executive’s death and the death benefit is equal to three times the executive’s base salary at the time of his or her termination of employment. In either case, any amounts payable under the policy after the payment to the Named Executive Officer’s beneficiary are paid to the Corporation.

PERFORMANCE GRAPH

     The following graph compares the five-year cumulative total return of the Corporation with that of companies that comprise the Nasdaq Market Index and a peer group comprised of all actively traded bank holding companies in Ohio and Indiana (the “Peer Group”). The information presented assumes that dividends are reinvested. The returns of the issuers comprising the Peer Group have been weighted according to their respective stock market capitalization.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

	1999	2000	2001	2002	2003	2004
FIRST FINANCIAL BANCORP	$100.00	$82.28	$93.19	$89.60	$89.67	$101.72
PEER GROUP	100.00	118.47	122.53	122.79	144.33	151.56
NASDAQ MARKET INDEX	100.00	62.85	50.10	34.95	52.55	56.97

     The Peer Group is comprised of 1st Source Corporation, Belmont Bancorp., Community Bank Shares of Indiana, Inc., Fifth Third Bancorp, First Citizens Banc Corp, First Financial Bancorp., First Financial Corporation, First Indiana Corporation, First Merchants Corporation, FirstMerit Corporation, German American Bancorp, Home Federal Bancorp, Horizon Bancorp, Huntington Bancshares Incorporated, Integra Bank Corporation, Irwin Financial Corporation, Keycorp, Lakeland Financial Corporation, LNB Bancorp, Inc., Mainsource Financial Group, Monroe Bancorp, National City Corporation, NB&T Financial Group, Inc., Oak Hill Financial, Inc., Ohio Legacy Corp, Ohio Valley Banc Corp, Old National Bancorp, Park National Corporation, Peoples Bancorp Inc., Rurban Financial Corp., Sky Financial Group, Inc., St. Joseph Capital Corporation, Tower Financial Corporation, United Bancorp, Inc., United Bancshares, Inc., and Unizan Financial Corp.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee’s goal in setting executive compensation is to attract and retain executive talent and to provide incentives to the Corporation’s executive officers to increase shareholder value. To achieve this goal, the Compensation Committee authorizes base salaries that are competitive with those set at bank holding companies of comparable size and performance and uses programs that personally reward executives for corporate financial results (i) that are competitive with comparable bank holding companies and (ii) that have benefited the Corporation’s shareholders.

     During the 2004 fiscal year, the components of the Corporation’s executive compensation program were base salary, the PIC Plan and the 1999 Stock Incentive Plan.

     In February 2004, the Compensation Committee reviewed the base salaries for five of the Named Executive Officers: Mr. Lefferson, Mr. Murrell, Mr. Immelt, Mr. Hockemeyer and Mr. Hall. To determine the appropriate base salaries, the Compensation Committee reviewed competitive market data from surveys prepared by Towers Perrin, Watson Wyatt, and Salary.com, as well as a detailed salary history for each of these five officers. The Compensation Committee approved increases to the base salaries for each of these five officers as follows: Mr. Lefferson, 4%; Mr. Murrell, 4%; Mr. Immelt, 3%; Mr. Hockemeyer, 4% and Mr. Hall, 4%. These increases put the base salaries for these five officers at or near the market mid-point for their respective positions. Also in February 2004, the Compensation Committee approved a bonus of $9,368 for Mr. Lefferson for outstanding performance and additional duties undertaken during the period that the Corporation was conducting its search for a new Chief Executive Officer.

     The Corporation’s PIC Plan is designed to reward key executives throughout the Corporation for achieving established corporate goals. At the beginning of each year, maximum “points” are assigned for each officer participating in the PIC Plan (each point is equal to one percent of the officer’s year-end base salary), based on that officer’s level of responsibility and the asset size of his or her affiliate. In addition, at the beginning of each year, targeted performance goals are established for the Corporation and each of its affiliates. At the end of each year, each officer is awarded a certain percentage of his or her maximum points based upon the actual performance of his or her affiliate as compared to the targeted performance goals for that year. A certain number of discretionary points may also be awarded, but in no event is an officer awarded more than his or her maximum number of points. At the end of each year, each officer participating in the PIC Plan is awarded a cash bonus equal to the number of points awarded times one percent of the officer’s year-end base salary.

     In February 2004, the Compensation Committee set the maximum PIC awards for Mr. Lefferson, Mr. Murrell, Mr. Immelt, Mr. Hockemeyer, and Mr. Hall. The Compensation Committee also reviewed and approved the performance goals for 2004 for the Corporation under the PIC Plan. The targeted performance goals for 2004 for Mr. Lefferson, Mr. Murrell, Mr. Hockemeyer and Mr. Hall included increase in earnings per share, return on equity, return on assets, stock price and book value for the Corporation. The performance goals for Mr. Immelt included net increase in earnings, return on assets, increase in net interest income and noninterest income, efficiency, net interest margin and various credit quality ratios for First Financial Bank.

     The 1999 Stock Incentive Plan provides for incentive compensation to executive officers that is tied to the enhancement of shareholder value. Under the 1999 Stock Incentive Plan, the Compensation Committee determined and approved, in January 2004, stock option grants and restricted stock awards for Mr. Lefferson, Mr. Murrell, Mr. Immelt, Mr. Hockemeyer and Mr. Hall. The Compensation Committee determined the amount of the stock option grants and restricted stock awards based on its subjective evaluation of the officers’ performance, taking into consideration the Corporation’s profitability and overall 2003 financial performance, and on a review of stock option grants and restricted stock awards made in prior years.

     During the 2004 fiscal year, Bruce E. Leep, a director and Chairman of the Board of Directors of the Corporation, served as Interim President and Chief Executive Officer of the Corporation, until October 1, 2004. The Compensation Committee had previously approved a $5,000 monthly stipend for Mr. Leep for his services as Interim President and Chief Executive Officer during this time period. The Compensation Committee also approved a stock option grant for 8,663 common shares that was awarded to Mr. Leep in April 2004.

     On October 1, 2004, Mr. Davis became President and Chief Executive Officer of the Corporation. The Compensation Committee approved the terms of the Employment and Non-Competition Agreement (the “Agreement”) that established the terms of Mr. Davis’s employment. The Compensation Committee approved an annual base salary for Mr. Davis of $400,000, which may not be increased by more than 5% at the first performance review for Mr. Davis following the commencement of his employment. The Compensation Committee also approved a stock option grant for 50,000 common shares and a restricted stock award for 35,000 common shares, 50% of which will vest on the first anniversary of the award and 25% of which will vest on the second and third anniversaries of the award. Under the terms of the Agreement, Mr. Davis participated in the PIC Plan for 2004, and the Compensation Committee approved a target award of 50 points; provided, however, that Mr. Davis’s bonus, if any, would be pro-rated based on Mr. Davis’s actual term of employment during 2004. The targeted performance goals under the PIC Plan for 2004 for Mr. Davis included increase in earnings per share, return on equity, return on assets, stock price and book value for the Corporation. The Compensation Committee approved a bonus of $33,000 to be paid on each of the first three anniversaries of the commencement date of Mr. Davis’s employment. Under the terms of the Agreement, Mr. Davis is also eligible to participate in any incentive plans, retirement plans, employee pension and benefit plans which are generally available to the Corporation’s executive personnel, subject to the terms and conditions of those plans. Finally, the Compensation Committee approved the following perquisites for Mr. Davis: reasonable dues and expenses for membership in one country club, the use of a Corporation-owned vehicle, and reimbursement of relocation expenses. The Compensation Committee determined the components of Mr. Davis’s compensation based upon a review of competitive market data and their evaluation of Mr. Davis’s qualifications and business experience.

     In October 2004, as in past years, the Board of Directors of the Corporation approved a year-end bonus for all employees. The bonus was 3% of base pay earned and was paid on November 26, 2004. All of the Named Executive Officers of the Corporation, except Mr. Leep, received the 3% bonus.

     In December 2004, the Compensation Committee reviewed and approved a recommended 20% increase in Mr. Lefferson’s annual base salary in connection with his promotion, effective November 29, 2004, to the position of Executive Vice President and Chief Financial Officer, which includes additional responsibility for the oversight of the Corporation’s subsidiaries, Flagstone Insurance and Financial Services Holding Company and First Financial Bancorp Service Corp. The Compensation Committee based its decision upon Mr. Davis’s recommendation and a review of competitive market data from a Mercer Consulting survey supporting that recommendation.

     Also in December 2004, the Compensation Committee reviewed the accrued benefits and potential lump sum payouts to current participants in the supplemental retirement plan. The Named Executive Officers who currently participate in the supplemental retirement plan are Mark W. Immelt and James C. Hall. The Compensation Committee also reviewed potential participants in the plan and approved the admission of certain officers to the plan, including Mr. Lefferson and Mr. Murrell. As part of that review, the Compensation Committee reviewed the accrued benefits and potential lump sum payouts for Mr. Lefferson and Mr. Murrell.

     In January 2005, the Compensation Committee approved the bonuses to be awarded under the PIC Plan for 2004 to each of the Named Executive Officers, except Mr. Leep and Mr. Hall. The points awarded out of the maximum points established and the bonuses awarded to each of those officers are as follows: Mr. Davis, 47 points out of 50 and $47,000; Mr. Lefferson, 33 points out of 35 and $75,900; Mr. Murrell, 28 points out of 30 and $51,280; Mr. Immelt, 34 points out of 35 and $98,196; and Mr. Hockemeyer, 28 points out of 30 and $39,924. Mr. Davis’s bonus was pro-rated to reflect his three months of employment with the Corporation during 2004. Mr.

Immelt’s award, which is based upon the performance of First Financial Bank, included 4.66 discretionary points. None of the other Named Executive Officers were awarded any discretionary points.

     Section 162(m) of the Internal Revenue Code generally disallows a corporate tax deduction for annual compensation paid to executive officers to the extent that it exceeds $1,000,000. It is the policy of the Compensation Committee that compensation to executive officers should, in general, be structured to qualify for deductibility under Section 162(m). For those exceptional circumstances where executive compensation may exceed the deductible amount, the Corporation has adopted a deferred compensation plan which provides for the mandatory deferral of such excess compensation.

COMPENSATION COMMITTEE

James C. Garland, Chairperson	Murph Knapke
Carl R. Fiora	Barry S. Porter

TRANSACTIONS WITH RELATED PARTIES

Compensation Committee Insider Participation

     Murph Knapke, a director of the Corporation and a member of the Compensation Committee, is a partner of Knapke Law Office, which provided real estate title services for Community First Bank & Trust during the prior fiscal year and proposes to provide such services in the current fiscal year. The fees paid for these services in the last fiscal year were $30,540. The Board of Directors has determined that these payments, which are below the applicable limits established by the rules of the NASD, do not affect Mr. Knapke’s status as an independent director.

Other Business Relationships

     Two directors of the Corporation are members of law firms that provide legal services to subsidiaries of the Corporation. Corinne R. Finnerty is the sole shareholder and an officer of Corinne R. Finnerty, P.C. d/b/a McConnell & Finnerty, which has been retained by Heritage Community Bank and First Financial Bank during the prior fiscal year and the current fiscal year. During the prior fiscal year, the Corporation’s subsidiaries paid McConnell & Finnerty $70,814 in legal fees. The Board of Directors has determined that these payments, which are below the applicable limits established by the rules of the NASD, do not affect Ms. Finnerty’s status as an independent director. Stephen S. Marcum is a member of the law firm of Parrish, Fryman & Marcum Co., LPA, which has been retained by First Financial Bank during the prior fiscal year and the current fiscal year. During the prior fiscal year, First Financial Bank paid Parrish, Fryman & Marcum Co., LPA $291,711 in legal fees. The Board of Directors has determined that the payments to Mr. Marcum exceed the applicable limits established by the rules of the NASD and, therefore, Mr. Marcum is not an independent director.

     Steven C. Posey, a director of the Corporation, has a 19% interest as a limited partner in Midd West Development LTD, from which First Financial Bank rented retail office space during the prior fiscal year and proposes to continue to rent such space in the current fiscal year. The total rent paid during the last fiscal year exceeded $60,000. The Board of Directors has determined that these payments, which are below the applicable limits established by the rules of the NASD, do not affect Mr. Posey’s status as an independent director.

     Donald M. Cisle, a director of the Corporation, is the owner of Don S. Cisle Contractor, Inc., which provided construction services to First Financial Bank during the prior fiscal year. The amount billed for construction services provided during the prior fiscal year was $200,793. The Board of Directors has determined that payments to the construction firm, which are below the applicable limits established by the rules of the NASD, do not affect Mr. Cisle’s status as an independent director.

Indebtedness of Management

     Some of the officers and directors of the Corporation and the companies with which they are associated were customers of the banking subsidiaries of the Corporation. The loans to such officers and directors and the companies with which they are associated (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest and nature of collateral, as those prevailing at the time for comparable transactions with other persons, and (c) did not involve more than the normal risk of collectibility or present other unfavorable features.

     The subsidiaries of the Corporation have had, and expect to have in the future, banking transactions in the ordinary course of business with directors, officers, principal shareholders and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s officers, directors and persons who own more than 10 percent of a registered class of the Corporation’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Corporation’s review of the copies of such forms that it has received and written representations from certain reporting persons that they were not required to file a Form 5 for the specified fiscal year, the Corporation believes that all of its officers, directors and greater than 10 percent shareholders complied with all filing requirements applicable to them with respect to transactions during fiscal 2004.

SHAREHOLDER PROPOSALS

     If an eligible shareholder wishes to present a proposal to be included in the Corporation’s Proxy Statement and form of Proxy relating to the 2006 Annual Meeting of Shareholders, it must be presented to management by certified mail, written receipt requested, not later than November 26, 2005. Any such proposal must comply with Rule 14a-8 promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended. Any shareholder who intends to propose any other matter to be acted upon at the 2006 Annual Meeting of Shareholders must inform the Corporation no later than February 7, 2006. If notice is not provided by that date, the person(s) named in the Corporation’s Proxy for the 2006 Annual Meeting will be allowed to exercise his or her discretionary authority to vote upon any such proposal without the matter having been discussed in the Proxy Statement for the 2006 Annual Meeting. Proposals should be sent to First Financial Bancorp., Attention: Janie McCauley, Associate General Counsel and Secretary, 300 High Street, P.O. Box 476, Hamilton, Ohio 45012-0476.

ANNUAL REPORT

     The Corporation’s financial statements are not included in this Proxy Statement as they are not deemed material to the exercise of prudent judgment by the shareholders with respect to any proposal to be submitted at the Annual Meeting. The Corporation’s Annual Report for the year ended December 31, 2004, is being mailed to each shareholder with the Proxy and Proxy Statement, but such Annual Report is not incorporated in this Proxy Statement and is not deemed to be a part of the Proxy soliciting material.

     A SHAREHOLDER OF THE CORPORATION MAY OBTAIN A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO,

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004, AND AS FILED WITH THE SEC WITHOUT CHARGE BY SUBMITTING A WRITTEN REQUEST TO THE FOLLOWING ADDRESS:

FIRST FINANCIAL BANCORP.
Attn: Janie McCauley, Associate General Counsel and Secretary
300 High Street
P.O. Box 476
Hamilton, Ohio 45012-0476

     The Annual Report on Form 10-K is also available through the Corporation’s Web site at www.ffbc-oh.com under the “Investor Information” link, by clicking on “SEC Filings.”

     Management and the Board of Directors of the Corporation know of no business to be brought before the meeting other than as set forth in this Proxy Statement. However, if any matters other than those referred to in this Proxy Statement should properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote such Proxy on such matters in accordance with their best judgment.

     The expense of proxy solicitation will be borne by the Corporation. Proxies will be solicited by mail and may be solicited, for no additional compensation by some of the officers, directors and employees of the Corporation or its subsidiaries by telephone or in person. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of shares of the Corporation and will be reimbursed for their related expenses.

By Order of the Board of Directors,

/s/ Janie McCauley

Janie McCauley, Associate General Counsel and Secretary

March 22, 2005

APPENDIX A

FIRST FINANCIAL BANCORP. 1999 STOCK OPTION PLAN
FOR NON-EMPLOYEE DIRECTORS

SECTION 1. Purpose

The purpose of this 1999 Stock Option Plan for Non-Employee Directors is to promote the interest of First Financial Bancorp., its Subsidiaries and shareholders, by allowing the Corporation to attract and retain highly qualified non-employee directors by permitting them to obtain or increase their proprietary interest in the Corporation.

SECTION 2. Definitions and Construction

2.1 Definitions. As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings (in either case, such terms shall apply equally to both the singular and plural forms of the terms defined):

     (a) “Board” means the Board of Directors of the Corporation.

     (b) “Cause” means a felony conviction of a Non-Employee Director or the failure of a Non-Employee Director to contest prosecution for a felony, or Non-Employee Director’s willful misconduct or dishonesty, any of which is determined by the Board to be directly and materially harmful to the business or reputation of the Corporation or its subsidiaries.

     (c) “Change in Control” means the happening of any of the following events:

          (i) the approval by the shareholders of the Corporation of a reorganization, merger or consolidation of the Corporation (“Corporate Transaction”) and the consummation of such Corporate Transaction, and as a result of such Corporate Transaction less than 75% of the outstanding voting securities of the surviving or resulting corporation will be owned in the aggregate by the former shareholders of the Corporation as the same shall have existed immediately prior to such Corporate Transaction; or

          (ii) the approval by the shareholders of the Corporation (or the Board of Directors or appropriate officers if shareholder approval is not required) of the sale by the Corporation of all or substantially all of its assets to another corporation, which is not a wholly owned subsidiary of the Corporation, and the consummation of such sale; or

          (iii) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding voting securities of the Corporation or the acquisition by such Person of the ability to control in any manner the election of a majority of the directors of the Corporation; excluding, however, the following: (a) an acquisition directly from the Corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation; (b) any acquisition by the Corporation; or (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation; or

          (iv) Within any period of two consecutive years commencing on or after the effective date of the Plan, individuals who at the beginning of such period (“Incumbent Directors”) constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who is not a director at the beginning of such period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the period, and any elected director so approved shall be considered as an Incumbent Director.

     (d) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     (e) “Common Stock” means common shares, without par value, of the Corporation.

     (f) “Corporation” means First Financial Bancorp., an Ohio corporation.

     (g) “Disability” means permanent and total disability as determined under procedures established by the Board for purposes of the Plan.

     (h) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

     (i) “Fair Market Value” means as of any given date the closing price of the Common Stock as reported by the NASDAQ National Market System. In the event that there are no such Common Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were stock transactions. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Board in good faith.

     (j) “Non-Employee Director” means a member of the Board who qualifies as a non-employee director as defined in Rule 16(b)-3(b)(3)(i), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission.

     (k) “Option” means an option granted to an Optionee pursuant to the Plan.

     (l) “Option Agreement” means a written agreement between the Corporation and an Optionee evidencing the granting of an Option and containing terms and conditions concerning the exercise of the Option.

     (m) “Optionee” means a Non-Employee Director who has been granted an Option or the personal representative, heir or legatee of an Optionee who has the right to exercise the Option upon the death of the Optionee.

     (n) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “Group” as defined in Section 13(d).

     (o) “Plan” means this 1999 Stock Option Plan for Non-Employee Directors, as the same may be amended from time to time.

     (p) “Retirement” means retirement from the Board on or after age 70 or with the consent of the Board.

     (q) “Subsidiary” means, with respect to any company, any corporation or other Person of which a majority of its voting power, equity securities or equity interest is owned directly or indirectly by such company.

2.2 Gender and Number. Except where otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

2.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

SECTION 3. Shares Subject To The Plan

The stock to be offered under the Plan shall be shares of Common Stock, which may be unissued Common Stock or treasury Common Stock. Subject to the adjustments provided in Section 7, the aggregate number of shares of Common Stock to be delivered upon exercise of all Options granted under the Plan shall not exceed 500,000 shares. Shares of Common Stock subject to, but not delivered under, an Option terminating or expiring for any reason prior to its exercise in full shall be deemed available for Options to be granted thereafter during the term of the Plan.

SECTION 4. Administration

4.1 General. The Plan shall be administered by the Board of Directors of the Corporation (the “Board”). Subject to the express provisions of the Plan, the Board shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the Option grants and agreements (which shall comply with and be subject to the terms and conditions of the Plan) and to make all other determinations necessary or advisable for the administration of the Plan. The Board’s determination of the matters referred to in this Section 4.1 shall be conclusive.

4.2 Section 16 Compliance. It is the intention of the Corporation that the Plan and the administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b) of the Exchange Act, the provision or administration shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act.

SECTION 5. Eligibility and Non-Discretionary Grants

5.1 Non-Discretionary Initial Grant. Each individual who first becomes a Non-Employee Director on or after the effective date of the Plan shall automatically be granted an Option to purchase 7,500 shares of Common Stock on the first day of such individual’s first term of office as a Non-Employee Director.

5.2 Non-Discretionary Grant Upon Re-election. On the date of each annual meeting of the shareholders of the Corporation on or subsequent to the effective date of the Plan, each Non-Employee Director who first became a Non-Employee Director prior to such annual meeting and who has been elected at such annual meeting to continue to serve as a Non-Employee Director after such annual meeting shall automatically be granted an Option to purchase 7,500 shares of Common Stock.

5.3 Nonqualified Stock Options. Only nonqualified stock options shall be granted under the Plan.

SECTION 6. Option Terms

6.1 Option Price. The purchase price of the Common Stock under each Option granted under the Plan shall be 100% of the Fair Market Value of the Common Stock on the date such Option is granted.

6.2 Vesting. All Options shall become exercisable on and after the first anniversary of the date of grant. Notwithstanding the foregoing provisions of this Section 6.2, upon a Change in Control, all Options become fully vested and exercisable and the Optionee shall have the right to exercise the Option in full as to all shares of Common Stock subject to the Option.

6.3 Option Term. The term of each Option shall be ten years from the date of grant or such shorter period as is prescribed in Section 6.5. Except as provided in Section 6.5 and Section 6.7, no Option may be exercised at any time unless the holder is then a director of the Corporation.

6.4 Method of Exercise. Subject to Section 6.2 and the terms of any Option Agreement, Options may be exercised, in whole or in part, at any time during the Option term, by giving written notice of exercise to the Corporation, specifying the number of shares of Common Stock subject to the Option to be purchased.

Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Corporation may accept. Unless otherwise determined by the Board, payment, in full or in part, also may be made in the form of shares of unrestricted Common Stock already owned by the Optionee for at least six months of the same class as the Common Stock subject to the Option (based on the Fair Market Value of the Common Stock on the date the Option is exercised).

In addition, unless otherwise determined by the Board, payment for any Common Shares subject to an Option also may be made by instructing the Corporation to withhold a number of such Common Shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Option.

Upon exercise of an Option, the Corporation shall have the right to retain or sell without notice sufficient Common Stock to cover withholding for taxes, if any, as described in Section 9.

No shares of Common Stock shall be issued until full payment therefor has been made. An Optionee shall have all of the rights of a shareholder of the Corporation holding the class or series of Common Stock that is subject to such Option (including, if applicable, the right to vote the shares and the right to receive dividends) only when the Optionee has given written notice of exercise and has paid in full for such shares.

6.5 Termination of Option.

     (a) If the Optionee ceases to be a director of the Corporation for any reason other than death, Disability, Retirement or removal for Cause, the Option shall terminate three months after the Optionee ceases to be a director of the Corporation (unless the Optionee dies during such period), or on the Option’s expiration date, if earlier, and shall be exercisable during such period after the Optionee ceases to be a director of the Corporation only with respect to the number of shares of Common Stock which the Optionee was entitled to purchase on the day preceding the day on which the Optionee ceased to be a director.

     (b) If the Optionee ceases to be a director of the Corporation because of removal for Cause, the Option shall terminate on the date of the Optionee’s removal.

     (c) In the event of the Optionee’s death, Disability or Retirement while a director of the Corporation, or the Optionee’s death within three months after the Optionee ceases to be a director (other than by reason of removal for Cause), the Option shall terminate upon the earlier to occur of: (i) 12 months after the date of the Optionee’s death, Disability or Retirement, or (ii) the Option’s expiration date. The Option shall be exercisable during such period after the Optionee’s death, Disability or Retirement with respect to the number of shares of Common Stock as to which the Option shall have been exercisable on the date preceding the Optionee’s death, Disability or Retirement, as the case may be.

     (d) Notwithstanding Section 6.5(a) but subject to Section 6.5(b), if an Optionee ceases to be a director of the Corporation at or after a Change in Control other than by reason of Cause, death, Disability or Retirement, any Option held by such Optionee shall be exercisable for the lesser of: (1) six months and one day after the Optionee ceases to be a director, and (2) the balance of such Option’s term.

6.6 Restriction On Disposition. Each Option granted under the Plan shall require the Optionee to agree not to sell, assign or transfer any shares of Common Stock acquired as a result of exercising an Option, or any part thereof, until after such shares have been held by the Optionee for one year after the date of exercise of the Option which resulted in their acquisition. This Section 6.6 shall not apply: (i) on and after a Change in Control, (ii) on and after an Optionee’s Disability or Retirement, (iii) to an Optionee who is the personal representative, heir or legatee of a deceased Non-Employee Director, (iv) to the extent necessary for tax withholding pursuant to Section 6.4, or (v) to the extent necessary in connection with the exercise of an Option pursuant to the third paragraph of Section 6.4. Certificates for shares subject to these restrictions on sale, assignment or transfer shall include a legend which describes such restrictions. When such restrictions end, unlegended certificates for such shares shall be delivered upon surrender of the legended certificates.

6.7 Transferability and Shareholder Rights of Holders of Options. No Option granted under the Plan shall be transferable otherwise than: (i) by will or by the laws of descent and distribution, or (ii) pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder). An Option may be exercised, during the lifetime of an Optionee, only by the Optionee. An Optionee shall have none of the rights of a shareholder of the Corporation until the Option has been exercised and the Common Stock subject to the Option has been registered in the name of the Optionee on the transfer books of the Corporation.

SECTION 7. Adjustments Upon Change In Capitalization

Notwithstanding the limitations set forth in Section 3, in the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures or other change in corporate structure of the Corporation affecting the Common Stock, the Board shall make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding Options, and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Option shall always be a whole number.

SECTION 8. Termination and Amendment

8.1 Termination. The Plan shall terminate on the earliest to occur of: (i) the date when all of the Common Stock available under the Plan shall have been acquired through the exercise of Options granted under the Plan; (ii) April 26, 2009; or (iii) such earlier date as the Board may determine.

8.2 Amendment. The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would: (i) impair the rights of an Optionee under an Option theretofore granted without the Optionee’s or recipient’s consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3, or (ii) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Corporation’s shareholders to the extent such approval is required by law or agreement.

SECTION 9. Withholding

Upon the issuance of Common Stock as a result of the exercise of an Option, the Corporation shall have the right to retain or sell without notice sufficient Common Stock to cover the amount of any federal income tax required to be withheld with respect to such Common Stock being issued, remitting any balance to the Optionee; provided, however, that the Optionee shall have the right to provide the Corporation with the funds to enable it to pay such tax.

SECTION 10. No Right to Re-Election

Nothing in the Plan or in any Option granted pursuant to the Plan or any action taken under the Plan shall confer on any individual any right to continue as a director of the Corporation or to be renominated by the Board or re-elected by the shareholders of the Corporation.

SECTION 11. Effective Date of the Plan

The Plan shall be effective as of the date of the annual meeting at which the Plan is approved by the vote of the holders of at least a majority of the shares present and voting at the meeting.

SECTION 12. Predecessor Plan

The Plan is intended to supersede the First Financial Bancorp. 1991 Stock Incentive Plan (the “1991 Plan”) as such plan related to Non-Employee Directors for all options granted on or after the effective date of the Plan. Options granted under the 1991 Plan which are outstanding on the effective date of the Plan will not be affected by the Plan.

SECTION 13. Governing Law

The provisions of the Plan shall be construed, administered and enforced according to the laws of the State of Ohio without regard to its conflict of laws rules.

PLEASE MARK VOTES
☑ AS IN THIS EXAMPLE

REVOCABLE PROXY
FIRST FINANCIAL BANCORP.

ANNUAL MEETING OF SHAREHOLDERS – April 26, 2005

     Each undersigned shareholder of First Financial Bancorp. (the “Corporation”) hereby constitutes and appoints Wanda R. Lady and Frank M. Peters or either of them, with full power of substitution in each of them, the proxy or proxies of the undersigned to vote only at the Annual Meeting of Shareholders of the Corporation to be held at the Fitton Center for Creative Arts, 101 South Monument Avenue, Hamilton, Ohio 45011, on April 26, 2005, at 10:00 A.M., local time, and at any adjournment thereof, all of the shares of the Corporation which the undersigned would be entitled to vote if personally present at such meeting or any adjournment thereof:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING ITEMS:

1.	The election as directors of all nominees listed (except as marked to the contrary below):

☐ FOR

☐ WITHHOLD

☐ FOR ALL EXCEPT

CLASS I EXPIRING IN 2008: Claude E. Davis, Steven C. Posey, and Susan L. Purkrabek-Knust.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2.	To approve an amendment to the 1999 Stock Option Plan for Non-Employee Directors and ratify certain grants previously made pursuant to the plan.

☐ FOR

☐ AGAINST

☐ ABSTAIN

3.	To consider and act upon, in their discretion, such other matters as may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ABOVE. IN THE ABSENCE OF SUCH INDICATIONS THIS PROXY WILL BE VOTED (I) FOR THE ELECTION OF EACH OF THE ABOVE NAMED NOMINEES FOR DIRECTOR, AND (II) IN FAVOR OF THE PROPOSAL IN ITEM NUMBER TWO.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and may be revoked prior to its exercise. Receipt of the accompanying Proxy Statement is hereby acknowledged.

Please be sure to sign and date this Proxy in the box below.

Date

Shareholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

FIRST FINANCIAL BANCORP.

The signature or signatures on this Proxy should be the same as the name or names which appear hereon. Persons signing in a fiduciary capacity should give full title as such.

PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.